Exhibit 99

For immediate release	For information contact:
F. Barry Bilson
(410) 539-0000
www.leggmason.com

LEGG MASON REPORTS RECORD QUARTER AND YEAR RESULTS
Assets Under Management Reach $286 Billion

Baltimore, Maryland - May 5, 2004 -- Legg Mason, Inc. (NYSE: LM) today reported record net revenues, net earnings and diluted earnings per share for both its fourth fiscal quarter and fiscal year ended March 31, 2004. For the fiscal year, net earnings were $297.8 million, up 56% from last year's record results, based on net revenues of $1.941 billion, up 29% from last year, which was also the prior record. Diluted earnings per share were $4.06 for the fiscal year, 46% above last year's prior record of $2.78.

For the quarter ended March 31, 2004, net revenues, net earnings and diluted earnings per share also set new records: net revenues were up 49% over the prior year quarter, to $559.6 million; net earnings were up 89%, to $91.9 million; and diluted earnings per share were up 70%, to $1.21 from $0.71.

Assets under management ended the year at a record $286.4 billion, up 49% from year ago levels and up 8% in the last three months. Net client cash flows were responsible for just over half of the increase in managed assets in the last year and were responsible for approximately 70% of the increase during the quarter.

Commenting on the year end results, Raymond A. "Chip" Mason, chairman and CEO, said:

"During the last several years, we have focused on building the necessary infrastructure to create a sustainable balance in our business and to support future growth. Legg Mason and its shareholders clearly reaped the benefits of this strategy this year."

"All of our businesses had strong results. Our assets under management were up 49% this year, to $286 billion. Over $50 billion of this $94 billion increase was in equity assets, which helped drive a 77% increase in the pre-tax earnings of our Asset Management business. Private Client's pre-tax earnings were up 56% on a 15% increase in net revenues. Investment banking and institutional sales had record years, as our Capital Markets business increased its pre-tax profits by 7%.

"Our largest equity managers -- Legg Mason Funds/Capital Management, Private Capital Management, Royce, Brandywine and Batterymarch -- were each up over 70% in managed assets during the year. In fact, PCM's and Royce's assets each more than doubled during the year. At the same time, our premier fixed income manager -- Western Asset -- saw its assets under management increase by 34%, with its overseas assets nearly doubling. Our assets under management have increased, on average, by 26% a year for the past 5 years and 33% a year for the past 10 years."

LEGG MASON, INC.
News Release - May 5, 2004

Consolidated Results for the Fiscal Year Ended March 2004 vs. March 2003

For the fiscal year, net revenues were $1.9 billion, up 29% from fiscal 2003. Net earnings and diluted earnings per share were $297.8 million, up 56%, and $4.06, up 46%, respectively.

Due to the increase in our assets under management, investment advisory and related fees broke the one billion dollar mark this year: they were a record $1.2 billion, up 42% from last year, and represented 63% of the firm's total net revenues, up from 57%. Each of our three asset management divisions -- wealth management, mutual funds, and institutional -- experienced strong growth, with their net revenues up 67%, 53% and 41%, respectively.

Securities brokerage revenues, which consist of commissions and principal transaction revenues, were up 7%, to $509.0 million. Commissions were up 8%, to $343.5 million, and represented 18% of the firm's net revenues, down from 21% in fiscal 2003. The increased commission levels were driven by increased retail investor activity. Principal transactions were up 5%, to $165.5 million.

Investment banking revenues were up 38% this year, to $150.1 million, primarily due to the strong increases in the fees generated by public underwritings.

Legg Mason's pre-tax profit margin from continuing operations was 24.3%, up from 20.5% in fiscal 2003. The firm's effective tax rate was 38.5%, up slightly from 38.3%, while the return on equity was 21.2%, up from 16.3%.

As of March 31, 2004, stockholders' equity was $1.560 billion, up 25% from $1.248 billion a year ago, and book value per share was up 22%, to $22.77 from $18.59. The Company had 68.5 million shares outstanding as of March 31, 2004 and 73.8 million weighted average diluted shares for the year ended March 31, 2004. Included in diluted shares are potential shares issuable upon conversion of our zero-coupon contingent convertible senior notes as well as shares issuable under the Company's stock-based compensation plans.

Consolidated Results for the Quarter Ended March 2004 vs. March 2003

For the quarter ended March 31, 2004, Legg Mason's net earnings were up 89% on a 49% increase in net revenues: net earnings were $91.9 million, while net revenues were $559.6 million. Diluted earnings per share increased 70%, to $1.21 from $0.71.

Investment advisory and related fees were $366.9 million, up 68%, and represented 66% of the firm's total net revenues versus 58% a year ago. Increases in the assets managed by Private Capital Management and Royce resulted in a more than doubling of their investment advisory fees; Legg Mason Funds/Capital Management and Western Asset also had particularly strong increases.

Revenues from securities brokerage, which includes commissions and principal transaction revenues, totaled $131.4 million, up 15%. Commissions were $90.2 million, up 24%, and represented 16% of the firm's total net revenues. The increase in commission revenues was driven by increased retail and institutional transaction volume. Principal transactions were $41.2 million, up less than 1%.

LEGG MASON, INC.
News Release - May 5, 2004

Investment banking revenues were up 73%, to $45.2 million, as private placement fees more than doubled, as did the management fees and selling concessions from public underwritings.

The pre-tax profit margin from continuing operations was 26.2%, up from 20.7% a year ago, and the effective tax rate on continuing operations was 37.3%, down from 38.8%. The annualized return on equity was 24.2%, versus 15.9%.

Assets Under Management and Total Client Assets

Assets under management as of March 31, 2004 aggregated $286.4 billion, an increase of $94.2 billion, or 49%, from $192.2 billion a year ago. Reflecting the general strength in the equity markets over the year, augmented by the strong investment performance and positive cash flows of our largest equity managers, equity assets under management increased to 39% of our total managed assets, up from 31% a year ago. Our institutional asset management division was responsible for 65% of our total managed assets at year end, with our mutual funds division responsible for 23% and wealth managers, 12%.

During the quarter, assets under management increased by 8%, from $264.9 billion in December. Approximately 70% of the quarter's $21.5 billion increase was the result of positive net client cash flows, with market appreciation accounting for the remainder. In dollar terms, Western Asset was the primary contributor to both the positive net flows and market appreciation, although all of our asset management divisions -- institutional, mutual funds and wealth management -- experienced both market appreciation and strong net flows.

Total client assets, which include assets in our clients' securities brokerage accounts plus assets under management, minus any overlap, aggregated $356.4 billion as of March 31, 2004.

Business Segment Results from Continuing Operations for the Fiscal Year

The pre-tax earnings of our Asset Management business segment increased by 77% in fiscal 2004 on a 50% increase in net revenues. The segment's pre-tax earnings were $316.3 million this fiscal year, while its net revenues were $969.3 million. Overall, our Asset Management business represented 50% of the firm's total net revenues and 67% of pre-tax earnings.

Our Private Client Group's pre-tax earnings increased by 56% this fiscal year, to $120.7 million, as its net revenues increased by 15%, to $677.8 million, primarily driven by increased fee-based revenues. Overall, our Private Client Group business segment represented 35% of the firm's total net revenues and 26% of pre-tax earnings.

Our Capital Markets business segment's pre-tax earnings increased by 7% on a 12% increase in net revenues. Pre-tax earnings were $55.0 million while net revenues were $295.8 million. Institutional equity sales and trading as well as corporate banking were the principal contributors to the increases. Overall, our Capital Markets business segment represented 15% of the firm's total net revenues and 12% of pre-tax earnings.

Business Segment Results from Continuing Operations for the Quarter

The pre-tax earnings of our Asset Management business segment more than doubled in the quarter ended March 31, 2004, on a 77% increase in net revenues from the year ago quarter:

LEGG MASON, INC.
News Release - May 5, 2004

its pre-tax earnings were up 133%, to $102.9 million, while its net revenues were $295.3 million. Overall, our Asset Management business represented 53% of the firm's total net revenues and 70% of pre-tax earnings in the quarter.

Our Private Client Group's pre-tax earnings increased by 29%, to $27.5 million, as its net revenues increased by 27%, to $182.9 million. Overall, our Private Client Group business segment represented 33% of the firm's total net revenues in the March 2004 quarter and 19% of pre-tax earnings.

Our Capital Markets business segment's pre-tax earnings increased by 31% on a 26% increase in net revenues. Capital Markets' pre-tax earnings were $17.0 million, while its net revenues were $82.1 million. Corporate banking and institutional equity sales and trading were the principal contributors to the increases, while fixed income sales and trading and municipal banking were down. Overall, our Capital Markets business segment represented 15% of the firm's total net revenues and 12% of pre-tax earnings.

Conference Call to Discuss Results

A conference call to discuss the Company's results, hosted by Mr. Mason, will be held at 10:00 a.m. EDT today. The call will be open to the general public. Interested participants should access the call by dialing 1-877-692-2592 (or 1-973-582-2700 for international calls) at least 10 minutes prior to the scheduled start to ensure connection.

A replay or transcript of the live broadcast will be available on the Legg Mason website, in the Investor Relations section, or by dialing 1-877-519-4471 (or 1-973-341-3080 for international calls), access Pin Number 4722157, after the completion of the call.

Legg Mason, Inc., headquartered in Baltimore, is a holding company that provides asset management, securities brokerage, investment banking and related financial services through its subsidiaries.

This release may contain forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

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LEGG MASON, INC.
News Release - May 5, 2004

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Quarters Ended March 31, 2004 and 2003

	(000's, except per share amounts)

	2004	% of Net Revenues	2003	% of Net Revenues

Revenues:
Investment advisory and related fees	$366,935	65.6	$218,938	58.2
Commissions	90,187	16.1	73,012	19.4
Principal transactions	41,206	7.4	40,960	10.9
Investment banking	45,151	8.0	26,037	6.9
Interest	21,308	3.8	21,902	5.8
Other	11,696	2.1	12,251	3.2

Total revenues	576,483	103.0	393,100	104.4
Interest expense	16,864	3.0	16,668	4.4

Net revenues	559,619	100.0	376,432	100.0

Non-interest expenses:
Compensation and benefits	308,021	55.0	217,088	57.7
Communications and technology	25,073	4.5	23,577	6.3
Occupancy	18,001	3.2	15,437	4.1
Distribution and service fees	15,242	2.7	6,982	1.8
Amortization of intangible assets	5,483	1.0	5,704	1.5
Other	41,147	7.4	29,758	7.9

Total non-interest expenses	412,967	73.8	298,546	79.3

Earnings from continuing operations
before income tax provision	146,652	26.2	77,886	20.7

Income tax provision	54,727	9.8	30,184	8.0

Net earnings from continuing operations	91,925	16.4	47,702	12.7

Discontinued operations, net of taxes	-	-	964	0.2

Net earnings	$91,925	16.4	$48,666	12.9

[continued on next page]

LEGG MASON, INC.
News Release - May 5, 2004

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Quarters Ended March 31, 2004 and 2003
(continued)

	(000's, except per share amounts)

	2004	2003

Net earnings per common share:
Basic
Continuing operations	$1.36	$0.73
Discontinued operations	-	0.01

	$1.36	$0.74

Diluted
Continuing operations	$1.21	$0.70
Discontinued operations	-	0.01

	$1.21	$0.71

Weighted average number of common
shares outstanding:
Basic	67,450	66,007
Diluted	77,095	68,849

LEGG MASON, INC.
News Release - May 5, 2004

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Twelve Months Ended March 31, 2004 and 2003

	(000's, except per share amounts)

	2004	% of Net Revenues	2003	% of Net Revenues

Revenues:
Investment advisory and related fees	$1,217,030	62.7	$860,330	57.3
Commissions	343,519	17.7	316,719	21.1
Principal transactions	165,481	8.5	158,194	10.5
Investment banking	150,097	7.7	109,031	7.3
Interest	84,314	4.3	106,220	7.1
Other	43,826	2.3	35,849	2.4

Total revenues	2,004,267	103.2	1,586,343	105.7
Interest expense	63,155	3.2	85,997	5.7

Net revenues	1,941,112	100.0	1,500,346	100.0

Non-interest expenses:
Compensation and benefits	1,087,388	56.0	880,062	58.7
Communications and technology	92,511	4.8	90,461	6.0
Occupancy	66,492	3.4	62,675	4.2
Distribution and service fees	47,773	2.5	24,572	1.6
Amortization of intangible assets	21,753	1.1	23,253	1.5
Litigation award charge	17,500	0.9	-	-
Other	135,386	7.0	112,467	7.5

Total non-interest expenses	1,468,803	75.7	1,193,490	79.5

Earnings from continuing operations
before income tax provision	472,309	24.3	306,856	20.5

Income tax provision	181,701	9.3	117,424	7.9

Net earnings from continuing operations	290,608	15.0	189,432	12.6

Discontinued operations, net of taxes	675	-	1,477	0.1
Gain on sale of discontinued operations,
net of taxes	6,481	0.3	-	-

Net earnings	$297,764	15.3	$190,909	12.7

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LEGG MASON, INC.
News Release - May 5, 2004

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Twelve Months Ended March 31, 2004 and 2003
(continued)

	(000's, except per share amounts)

	2004	2003

Net earnings per common share:
Basic
Continuing operations	$4.34	$2.87
Discontinued operations	0.01	0.02
Gain on sale of discontinued operations	0.10	-

	$4.45	$2.89

Diluted
Continuing operations	$3.96	$2.76
Discontinued operations	0.01	0.02
Gain on sale of discontinued operations	0.09	-

	$4.06	$2.78

Weighted average number of common
shares outstanding:
Basic	66,861	66,001
Diluted	73,846	68,760

Book value per common share	$22.77	$18.59

LEGG MASON, INC.
News Release - May 5, 2004

LEGG MASON, INC. AND SUBSIDIARIES
Business Segment Financial Results (000's)

For the Quarters Ended March 31, 2004 and 2003

	2004	% of Total	2003	% of Total

Net revenues:
Asset Management	$295,279	52.7	$167,186	44.4
Private Client	182,857	32.7	144,294	38.3
Capital Markets	82,130	14.7	65,253	17.3
Other	(647)	(0.1)	(301)	-

Total	$559,619	100.0	$376,432	100.0

Earnings from continuing operations
before income tax provision:
Asset Management	$102,883	70.2	$44,118	56.6
Private Client	27,515	18.7	21,309	27.4
Capital Markets	17,048	11.6	13,015	16.7
Other	(794)	(0.5)	(556)	(0.7)

Total	$146,652	100.0	$77,886	100.0

For the Twelve Months Ended March 31, 2004 and 2003

	2004	% of Total	2003	% of Total

Net revenues:
Asset Management	$969,328	49.9	$648,128	43.2
Private Client	677,781	34.9	588,596	39.2
Capital Markets	295,796	15.2	264,191	17.6
Other	(1,793)	-	(569)	-

Total	$1,941,112	100.0	$1,500,346	100.0

Earnings from continuing operations
before income tax provision:
Asset Management	$316,341	67.0	$178,668	58.2
Private Client	120,735	25.6	77,616	25.3
Capital Markets	55,041	11.6	51,632	16.8
Other	(19,808)	(4.2)	(1,060)	(0.3)

Total	$472,309	100.0	$306,856	100.0

LEGG MASON, INC.
News Release - May 5, 2004

	LEGG MASON, INC. AND SUBSIDIARIES
	Assets Under Management
	(in billions)
	(unaudited)

	March 31,				December 31,

	2004	% of Total	2003	% of Total	2003	% of Total

By asset class:
Equity	$112.3	39.2	$60.1	31.3	$102.5	38.7
Fixed Income	174.1	60.8	132.1	68.7	162.4	61.3

Total	$286.4	100.0	$192.2	100.0	$264.9	100.0

By asset management division:
Wealth Management	$35.1	12.3	$19.5	10.1	$31.8	12.0
Institutional	187.0	65.3	136.8	71.2	174.8	66.0
Mutual Funds	64.3	22.4	35.9	18.7	58.3	22.0

Total	$286.4	100.0	$192.2	100.0	$264.9	100.0

	Component Changes in Assets Under Management
	(in billions)
	(unaudited)

	For the Twelve Months Ended March 31, 2004	For the Twelve Months Ended March 31, 2003	For the Quarter Ended March 31, 2004

Beginning of period	$192.2	$177.0	$264.9
Net client cash flows	48.0	13.2	14.9
Market appreciation, net	45.2	1.8	6.6
Acquisitions	1.0	0.2	-

End of period	$286.4	$192.2	$286.4